UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2012

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 351-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 26, 2012, Monster Worldwide, Inc. (the “Company”) announced its results of operations for the quarter and year ended December 31, 2011. A copy of the Company’s press release announcing its results of operations for the quarter and year ended December 31, 2011 is attached hereto as Exhibit 99.1. A copy of the supplemental financial information issued by the Company in connection with the press release is attached hereto as Exhibit 99.2.

The information in Item 2.02 of this report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On January 24, 2012, the Company committed to take a series of strategic restructuring actions. The Company’s decision to adopt the strategic restructuring actions resulted from the Company’s desire to provide the Company with more flexibility to invest in marketing and sales activities in order to improve its long-term growth prospects and profitability.

The strategic restructuring actions include reducing the Company’s current workforce by approximately 400 associates (or 7% of its full-time staff), the consolidation of certain office facilities, and continuing discretionary-spending and office and general expense controls. The Company anticipates that a majority of the strategic restructuring actions, and a majority of the charges associated with such actions, will be taken in the first quarter of 2012. The Company also anticipates that all strategic restructuring actions will be completed by the end of 2012.

As a result of the restructuring initiatives, the Company expects to record an aggregate pre-tax charge within the range of $30 million to $40 million, beginning in the first quarter of 2012. The breakdown of the expected aggregate pre-tax charge is as follows:

Category	Range
Employee Severance	$17 million – $21 million
Consolidation of Office Facilities	$9 million – $12 million
Fixed Asset Write-Offs and Accelerated Depreciation	$3 million – $5 million
Other (Contract termination costs, relocation costs and professional fees)	$1 million – $2 million

Of the aggregate pre-tax charge, the Company expects to incur approximately $25 million to $35 million in cash expenditures.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release of the Company Issued on January 26, 2012 Reporting the Company’s Results for the Quarter and Year Ended December 31, 2011.

99.2	Supplemental Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)

By:	/s/ James M. Langrock
Name:	James M. Langrock
Title:	Executive Vice President and Chief Financial Officer

Date: January 26, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company Issued on January 26, 2012 Reporting the Company’s Results for the Quarter and Year Ended December 31, 2011.

99.2	Supplemental Financial Information.